Exhibit 4.1

Certificate No.	[ Shares]

[STONEGATE LOGO]

CUSIP No.

STONEGATE MORTGAGE CORPORATION

Incorporated Under the Laws of the State of Ohio

THIS CERTIFIES THAT:

is the owner of:	( )

fully paid and non-assessable shares of Common Shares, $0.01 par value, of

Stonegate Mortgage Corporation

(the “Corporation”) transferrable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Third Amended and Restated Articles of Incorporation of the Corporation and the Third Amended and Restated Code of Regulations of the Corporation, each as may be amended from time to time.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers.

DATED:

Daniel J. Bettenburg, President	Barbara A. Cutillo, Secretary

[REVESE SIDE OF CERTIFICATE]

THE CORPORATION WILL SEND TO ANY SHAREHOLDER, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR, THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND OF THE OTHER CLASS OR CLASSES AND SERIES OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN

OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT MIN ACT (Custodian) (Minor)

TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act of (State)

JT TEN - as joint tenants with right of survivorship and not as tenants in common

            Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED                                          HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)

                                                              (                     ) shares of stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint                                                               attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any other change.